THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CNS RESPONSE, INC.
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE
$250,000.00	March 30, 2009
Costa Mesa, California

FOR VALUE RECEIVED, CNS Response, Inc., a Delaware corporation (the “Company”), promises to pay to SAIL Venture Partners, LP (“Investor”), or its registered assigns, in lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00), together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.0% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days.  All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable, unless converted pursuant to Section 7 below, on the earlier of (i) a declaration by Investor on or after June 30, 2009 (the “Maturity Date”) that such amounts are due and payable or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are made due and payable in accordance with the terms hereof.  This Note is one of two “Notes” in the form hereof issued by the Company on or about the date hereof (this Note, together with such other Note, the “Notes”).   This Note is secured by a lien on all of the assets of the Company pursuant to the terms of Section 6 below.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which the Company and Investor agree:

1. Definitions.  As used in this Note, the following capitalized terms have the following meanings:

(a) “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b) “Equity Financing Conversion Price” shall mean 90% of the per share price paid for the securities in the Qualified Equity Financing.

(c) “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who is the registered holder of this Note, and “Investors” shall mean the Persons who are the registered holders of the Notes.

(d)  “Outstanding Debt” shall mean, as of a particular time, the then outstanding principal amount of this Note and all then accrued and unpaid interest thereon.

(e) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(f) “Securities Act” shall mean the Securities Act of 1933, as amended.

2. Interest.  Subject to Sections 3 and 7, accrued interest on this Note shall be payable on the earlier of (i) a declaration by Investor on or after the Maturity Date that the Outstanding Debt is due and payable and (ii) when, upon or after the occurrence of an Event of Default (as defined below), the Outstanding Debt is made due and payable in accordance with the terms hereof.  For the sake of clarity, this Note shall remain outstanding in the event that the registered holder of the other Note issued on or around the date hereof makes the declaration set forth in clause (i) of this Section 2 with respect to such other Note and the Investor does not make such a declaration with respect to this Note.

3. Prepayment.  This Note may not be prepaid except with the prior written consent of the Investors holding outstanding Notes.  Notwithstanding any other provision of this Note, if prior to the date on which all of the Outstanding Debt is repaid there is a liquidation, dissolution or winding-up of the Company (a “Liquidation Event”), then, unless Investor provides written notice to the Company to the contrary prior to the Liquidation Event, concurrently with the Liquidation Event, in full satisfaction of the Outstanding Debt, the Company shall pay Investor an amount equal to the product of (x) 250% multiplied by (y) the Outstanding Debt.  Investor agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed along with an indemnity with respect thereto in a form satisfactory to the Company) at the closing of the Liquidation Event for cancellation; provided, however, that upon payment of the amounts set forth above with respect to the Outstanding Debt, the Outstanding Debt shall be deemed satisfied and paid in full and the Company shall have no other obligation with respect to the Outstanding Debt, whether or not this Note is delivered for cancellation as set forth in the preceding sentence.

4. Notice of Defaults. The Company shall furnish to Investor written notice of the occurrence of any Event of Default hereunder promptly following the occurrence thereof.

5. Events of Default.

(a) The occurrence of any of the following shall constitute an “Event of Default”:

(i) Failure of the Company to pay the principal or interest on either Note when due.

(ii) Failure of the Company to perform or observe any covenant or agreement as required by either Note and continuation of such failure for a period of ten (10) days following written notice from the Investors.

(iii) The Company makes a general assignment for the benefit of creditors.

(iv) Any proceeding is instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, and such proceeding is not dismissed within sixty (60) days.

(v) The entry against the Company of a final judgment, decree or order for the payment of money in the excess of $25,000 and the continuance of such judgment, decree or order unsatisfied for a period of thirty (30) days without a stay of execution.

(vi) Any representation or warranty of the Company made in this Note is proven not to have been true and correct in any material respect as of the date of this Note.

(vii) Leonard Brandt voluntarily or involuntarily terminates his employment with the Company.

(b) If an Event of Default occurs and is continuing, the Investors may exercise any or all of the following rights and remedies:

(i) Declare the Note and all interest thereon to be immediately due and payable, and upon such declaration, the Note and all interest thereon shall immediately be due and payable, without presentment, demand, protest or any notice of any kind, all of which are expressly waived.

(ii) Exercise any and all other rights and remedies available to the Investors under Section 6 below and otherwise available to creditors at law and in equity.

6. Security Agreement.

(a) Grant of Senior Security Interest.

(i) The Company, in consideration of the indebtedness described in this Note, hereby grants and conveys to both Investors a security interest in and to all of the Company’s existing and future right, title and interest in, to and under the Collateral as defined in Section 6(b) of this Note.  The respective rights of each of the two Investors in respect of the Collateral shall remain on a parity with one another without preference, priority or distinction during all times when both Notes are outstanding.

(ii) The Investors and Company agree that the indebtedness evidenced by the Notes is senior in right of payment to all presently existing and hereafter arising indebtedness for borrowed money of the Company, and any other indebtedness of the Company.  All liens and security interests at any time granted by the Company to secure the Notes, including the Collateral, are senior to all presently existing and hereafter arising liens and security interests in the assets of the Collateral which secure any and all other indebtedness.  The Company has taken, and will take, all actions necessary to make the statements in this Section 6(a)(ii) true.

(b) Property.  The property subject to the security interest (the “Collateral”) is as follows:

(i) Equipment and Fixtures.  All equipment of every type and description owned by the Company, including (without limitation) all present and future machinery, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies and other goods (except inventory) used or bought for use by the Company for any business or enterprise and including all goods that are or may be attached or affixed to or otherwise become fixtures upon any real property.

(ii) Accounts Receivable and Other Intangibles.  All of the Company’s accounts, chattel paper, contract rights, commissions, warehouse receipts, bills of lading, delivery orders, drafts, acceptances, notes, securities and other instruments; documents; general intangibles, patents and trademarks, applications for patents and trademarks including, but  not limited to, the patent application entitled “Method for Classifying and Treating Physiologic Brain Imbalances Using Quantitative EEG,” know-how, proprietary information, all software source and object code whether created or licensed by the Company, all data that comprises the QEEG patient database, all forms of receivables, and all guaranties and securities therefore.

(iii) Inventory and Other Tangible Personal Property.  All of the Company’s inventory, including all goods, merchandise, materials, raw materials, work in progress, finished goods, now owned or hereinafter acquired and held for sale or lease or furnished or to be furnished under contracts or service agreements or to be used or consumed in the Company’s business and all other tangible personal property of the Company.

(iv) After-Acquired Property.  All property of the types described in Sections 6(b)(i)-(iii), or similar thereto, that at any time hereafter may be acquired by Company including, but not limited to, all accessions, parts, additions and replacements.

(v) Products and Proceeds.  All products and proceeds of the Collateral from the sale or other disposition of any of the Collateral described or referred to in 6(b)(i)-(iv), including (without limitation) all accounts, instruments, chattel paper or other rights to payment, money, insurance proceeds and all refunds of insurance premiums due or to become due under all insurance policies covering the forgoing property.

Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term “Collateral” shall not include any contract right or licenses to the extent that any such contract or license prohibits the granting of a security interest therein, and the granting of a security interest in such contract or license would cause the Company to be in breach thereof or otherwise lose its rights thereunder.

(c) Removal of Collateral Prohibited.  The Company shall not permanently remove the Collateral from its premises without the written consent of both Investors, except that the Company may dispose of Collateral in the ordinary course of business.

(d) Protection of Security Interest.  If an Event of Default has occurred and is continuing, or if any action or proceeding is commenced which materially adversely affects the Collateral or title hereto or the senior right of payment or other interest of the Investors, then the Investors may make such appearance, disburse such sums and take such action as they deem necessary to protect their interest, including but not limited to: (a) disbursement of reasonable attorney’s fees; (b) entry upon the Company’s property to make repairs to the Collateral; and (c) procurement of satisfactory insurance that is reasonable under the circumstances; provided, however, the Investors may undertake the foregoing only if they have first provided written notice of the Event of Default to the Company, and the Company has failed to cure such Event of Default within ten (10) days of receipt of such notice.  Any amounts disbursed by the Investors pursuant to this Section 6(d), with interest thereon, shall become additional indebtedness of the Company secured by this Section 6.  Unless the Company and the Investors agree to other terms of payment, such amounts shall be immediately due and payable, and if the Investors notify the Company within five (5) days of such disbursement, all such amounts shall bear interest from the date which is ten (10) days following the date of disbursement at the rate stated in the Notes.

(e) Forbearance by Investors Not a Waiver.  Any forbearance by the Investors in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not by a waiver of or preclude the exercise of, any right or remedy.  The acceptance by the Investors of payment of any sum secured by this Note after the due date of such payment shall not be a waiver of the right of either Investor to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment.  No action taken by the Investors shall waive the right of either Investor to accelerate the indebtedness secured by this Section 6 and seek such other remedies as are provided by the Notes and/or applicable law.

(f) Uniform Commercial Code Security Agreement.  This Section 6 is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code of Delaware, California or any applicable jurisdiction where the Collateral may be located (the “UCC”), and the Company hereby grants both Investors a security interest in said items.  The Company agrees that the Investors may file any appropriate document in the appropriate jurisdiction as a financing statement for any of the Collateral.  In addition, the Company agrees to execute and deliver to the Investors, upon their request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Note in such form as the Investors may require to perfect a security interest with respect to the Collateral.  The Company shall pay all costs of filing such financing statements and any extensions, renewal, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements the Investors may reasonably require.  Upon the occurrence and during the continuance of an Event of Default, each Investor shall have the remedies of a secured party under the UCC and may exercise all rights and remedies available under the UCC and this Note.

(g) Rights of Investors.

(i) Upon the occurrence of an Event of Default, the Investors may require the Company to assemble the Collateral and make it available to the Investors at the place to be designated by the Investors which is reasonable convenient to both parties.  The Investors may sell all or any part of the Collateral as a whole or in parcels either by public auction, private sale, or other method of disposition pursuant to UCC.  The Investors may bid at any public sale on all or any portion of the public sale or of the Collateral.  The Investors shall give the Company reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least ten (10) days before the time of the sale or other disposition shall be conclusively presumed to be reasonable.

(ii) Notwithstanding any provision of this Note, the Investors shall be under no obligation to offer to sell the Collateral.  In the event the Investors offer to sell the Collateral, the Investors will be under no obligation to consummate a sale of the Collateral if, in their reasonable business judgment, none of the offers received by him reasonably approximates the fair value of the Collateral.

(iii) In the event the Investors elect not to sell the Collateral, the Investors may elect to follow the procedures set forth in the UCC for retaining the Collateral in satisfaction of the Company’s obligation, subject to the Company’s rights under such procedures.

(h) Remedies Cumulative.  Each remedy provided in this Note is distinct and cumulative to all other rights or remedies under this Note or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

7. Conversion.

(a) Automatic Conversion.  In the event that the Company consummates, while the Outstanding Debt is outstanding, an equity financing of not less than $1,500,000, excluding any and all notes and other liabilities or indebtedness which are converted, and with the principal purpose of raising capital (a “Qualified Equity Financing”), then the Outstanding Debt shall automatically convert into the number of securities issued as part of the Qualified Equity Financing equal to the quotient of (x) the Outstanding Debt divided by (y) the Equity Financing Conversion Price.  The securities shall otherwise be issued on the same terms as such shares are issued to the lead investor that purchases the securities in the Qualified Equity Financing.  Upon such conversion, Investor hereby agrees to execute and deliver to the Company all transaction documents related to the Qualified Equity Financing, including a purchase agreement and other ancillary agreements having substantially the same terms (other than price) as those agreements entered into by the other purchasers of the securities, subject to Investor’s reasonable review and approval.  Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed along with an indemnity with respect thereto in a form satisfactory to the Company) at the closing of the Qualified Equity Financing for cancellation; provided, however, that upon satisfaction of the conditions set forth in this Section 7(a), the Outstanding Debt shall be deemed converted and the Company shall have no other obligation to repay the Outstanding Debt, whether or not this Note is delivered for cancellation as set forth in this sentence.

(b) Fractional Shares; Interest; Effect of Conversion.  No fractional shares shall be issued upon conversion of the Outstanding Debt.  In lieu of the Company issuing any fractional shares to Investor upon the conversion of the Outstanding Debt, the Company shall pay to Investor an amount equal to the product obtained by multiplying the Equity Financing Conversion Price by the fraction of a share not issued pursuant to the previous sentence.

8. Successors and Assigns.  Subject to the restrictions on transfer described in Sections 10 and 12 below, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

9. Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Investors holding outstanding Notes. Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon the Company and the Investors holding outstanding Notes.

10. Transfer of this Note or Securities Issuable on Conversion Hereof.  With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect, as applicable). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company.  Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.  Notwithstanding the foregoing, the Investor may assign this Note or securities into which such Note may be converted to an affiliated entity without the prior written consent of the Company so long as such assignment complies with applicable law.

11. Representations and Warranties.

(a) Investor represents and warrants to the Company that:

(i) Authorization.  Investor has full power and authority to enter into this Note. This Note constitutes a valid and legally binding obligation of Investor, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(ii) Accredited Investor.  Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(b) The Company represents and warrants to Investor that:

(i) Existence of Company.  The Company is a duly organized Delaware corporation.  The Company is validly existing and in good standing in all jurisdictions where it conducts its business.

(ii) Authority to Execute.  The execution, delivery and performance by the Company of the  Notes and any financing statements hereunder are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, do not and will not conflict with any provision of law or organizational document of the Company (including its Articles of Incorporation or Bylaws) or of any agreement or contractual restrictions binding upon or affecting the Company or any of its property and need no further stockholder or creditor consent.

(iii) No Stockholder Approval Required.  No approval of the Company’s stockholders is required for the issuance of the Notes, the granting of the security interest hereunder or the issuance of any shares of stock upon conversion of the Notes.

(iv) Binding Obligation.  This Note is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

(v) Litigation.  Except as previously disclosed to Investor, no litigation or governmental proceeding is pending or threatened against the Company which may have a materially adverse effect on the financial condition,  operations or prospects of the Company, and to the knowledge of the Company, no basis therefore exists.

(vi) Intellectual Property.  To the best of its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others.  There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

12. Assignment by the Company.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, (other than by operation of law) by the Company without the prior written consent of the Investors holding outstanding Notes.

13. Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth on the signature page hereto, or at such other address or facsimile number as a party shall have furnished to the other party in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

14. Employees and Agents.  The Investor may take any action hereunder by or through agents or employees so long as such agents or employees are duly authorized to so act on behalf of Investor.

15. Pari Passu Notes.  Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Note issued on or around the date hereof.

16. Relationship between Noteholders.  For so long as both Notes are outstanding, (i) Investor covenants to consult with and act in concert with the registered holder of the other Note issued on or around the date hereof in exercising any rights and remedies available to it under the UCC and Sections 5 and 6 of this Note and (ii) one Investor may act on behalf of both Investors under the terms of this Note in the event the acting Investor has the written consent of both Investors to so act.  In the event this Note remains outstanding but the other Note issued on or around the date hereof is not outstanding, (i) all rights and remedies of both Investors under this Note shall remain applicable to the Investor and (ii) all action required under this Note to be taken by both Investors may be taken solely by the Investor.

17. Payment.  Payment shall be made in lawful tender of the United States.

18. Expenses; Waivers.  If this Note is not paid when due and Investor takes any action to enforce Investor’s rights hereunder, the Company shall promptly pay upon demand by Investor all such reasonable costs of collection, including reasonable attorneys’ fees, whether or not litigation is commenced.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.  The Company also shall pay for all attorney’s fees incurred by the Investor related to the drafting and preparation of this Note.

19. Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

20. Effectiveness.  This Note shall become effective upon the execution of both Notes by the Company and both Investors.

[Remainder of Page Intentionally Left Blank]

The Company has caused this Note to be issued as of the date first written above and agrees to all the terms set forth above.

CNS RESPONSE, INC.

By:	/s/ Leonard Brandt
Name: Leonard Brandt
Title: CEO

Accepted and agreed: INVESTOR: SAIL VENTURE PARTNERS, LP

By:	/s/ David Jones
Name:	David B. Jones
Title:	Managing Partner

Address:	600 Anton Blvd., Suite 1010
Costa Mesa, CA 92626